Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $35.1 Million, or 22 Cents Per Share and

Annual Net Income of $132.6 Million, or 82 Cents Per Share

2013 HIGHLIGHTS

-  Net interest margin of 4.68 percent, up 3 basis points from 2012

-       Core revenue(1) of $1.2 billion, up 3.2 percent from 2012

-  Provision for credit losses of $118.4 million, down 52.2 percent from 2012

-  Non-accrual loans and leases of $277 million, down 27 percent from 2012

-  Loan and lease originations increased $1.3 billion, or 12.4 percent, from 2012

-  Average deposits increased $1 billion, or 8 percent, from 2012

FOURTH QUARTER HIGHLIGHTS

-  Earnings per share of 22 cents, up 7 cents from the fourth quarter of 2012

-       Core revenue(1) of $306.2 million, up 1.5 percent from the fourth quarter of 2012

-  Provision for credit losses of $22.8 million, down 53 percent from the fourth quarter of 2012

-  Loan and lease originations increased $213.4 million, or 7.4 percent, from the fourth quarter of 2012

-       Average deposits increased $603.5 million, or 4.4 percent, from the fourth quarter of 2012

-  Announced that the OCC has lifted the regulatory order related to TCF’s BSA compliance program

-  Branch realignment after-tax charge of $5.6 million, or 3 cents per share, related to 46 branches to be consolidated in the first quarter of 2014

Summary of Financial Results					Table 1
(Dollars in thousands, except per-share data)				Percent Change
	4Q 2013	3Q 2013	4Q 2012	4Q13 vs 3Q13	4Q13 vs 4Q12	YTD 2013	YTD 2012 (2)	Percent Change
Net income (loss)	$35,148	$37,948	$23,551	(7.4)%	49.2%	$132,603	$(218,490)	N.M.	%
Net interest income	201,862	199,627	201,063	1.1	.4	802,624	780,019	2.9
Diluted earnings (loss) per common share	.22	.23	.15	(4.3)	46.7	.82	(1.37)	N.M.

Financial Ratios (3)
Pre-tax pre-provision return on average assets (4)	1.90%	2.04%	1.94%			1.98%	(.51)%
Return on average assets	.90	.97	.63			.87	(1.14)
Return on average common equity	8.39	9.28	5.93			8.12	(13.33)
Net interest margin	4.67	4.62	4.79			4.68	4.65
Net charge-offs as a percentage of average loans and leases	.76	.71	1.18			.81	1.54

N.M. Not Meaningful

(1)  Core revenue is calculated as total revenue less gains (losses) on sales of securities of $1 million and $(528) thousand for the three months ended December 31, 2013 and 2012, respectively, and $964 thousand and $102.2 million for the year ended December 31, 2013 and 2012, respectively.

(2)  Includes a net, after-tax charge of $295.8 million, or $1.87 per common share, related to the balance sheet repositioning.

(3)  Annualized.

(4)  Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense.

WAYZATA, MN, January 29, 2014 – TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $35.1 million for the fourth quarter of 2013, compared with net income of $23.6 million for the fourth quarter of 2012, and net income of $37.9 million for the third quarter of 2013. Diluted earnings per common share was 22 cents for the fourth quarter of 2013 (inclusive of a net after-tax charge of $5.6 million, or 3 cents per common share, related to the realignment of 46 branches), compared with 15 cents for the fourth quarter of 2012, and 23 cents for the third quarter of 2013.

TCF reported net income of $132.6 million for the year ended December 31, 2013, compared with a net loss of $218.5 million for the same period in 2012 (inclusive of a net after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings in the first quarter of 2012). Diluted earnings per common share was 82 cents for the year ended December 31, 2013, compared with a diluted loss per common share of $1.37 for the same period in 2012 (or earnings per common share of 49 cents when excluding the balance sheet repositioning charge).

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Chairman’s Statement

“TCF’s focus in 2013 was to execute on the numerous investments we made in 2012,” said William A. Cooper, Chairman and Chief Executive Officer. “Earnings per share increased 67 percent to 82 cents in 2013 from 49 cents in 2012, excluding the balance sheet repositioning charge, reflecting the positive impact that the balance sheet repositioning had on the organization. Throughout the year, we have been successful on several initiatives as we maintained our strong pre-tax pre-provision return on average assets and significantly improved our overall credit quality. At 4.68 percent, TCF has one of the highest net interest margins in the industry. Loan and lease growth and strong origination volume and diversity continue to be a positive part of the TCF story while significant changes made to the branch system will pave the way for future customer experience enhancements in 2014.

“TCF is a much different looking bank than it was two years ago and we believe its strength and diversity will serve our customers and shareholders well in today’s banking environment. The investments in 2012 and the execution in 2013 have positioned TCF to capitalize on opportunities in 2014 and beyond. I am very excited about what lies ahead.”

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Revenue

Total Revenue					Table 2
				Percent Change
(Dollars in thousands)	4Q 2013	3Q 2013	4Q 2012	4Q13 vs 3Q13	4Q13 vs 4Q12	YTD 2013	YTD 2012	Percent Change
Net interest income	$201,862	$199,627	$201,063	1.1%	.4%	$802,624	$780,019	2.9%
Fees and other revenue:
Fees and service charges	43,254	42,457	44,262	1.9	(2.3)	166,606	177,953	(6.4)
Card revenue	13,066	13,167	12,974	(.8)	.7	51,920	52,638	(1.4)
ATM revenue	5,382	5,941	5,584	(9.4)	(3.6)	22,656	24,181	(6.3)
Total banking fees	61,702	61,565	62,820.2		(1.8)	241,182	254,772	(5.3)
Leasing and equipment finance	23,624	29,079	26,149	(18.8)	(9.7)	92,037	92,721	(.7)
Gains on sales of auto loans	7,278	7,140	6,869	1.9	6.0	29,699	22,101	34.4
Gains on sales of consumer real estate loans	5,345	4,152	854	28.7	N.M.	21,692	5,413	N.M.
Other	6,419	4,304	3,973	49.1	61.6	18,484	13,184	40.2
Total fees and other revenue	104,368	106,240	100,665	(1.8)	3.7	403,094	388,191	3.8

Subtotal - core revenue	306,230	305,867	301,728.1		1.5	1,205,718	1,168,210	3.2
Gains (losses) on securities, net	1,044	(80)	(528)	N.M.	N.M.	964	102,232	(99.1)

Total revenue	$307,274	$305,787	$301,200.5		2.0	$1,206,682	$1,270,442	(5.0)

Net interest margin (1)	4.67%	4.62%	4.79%			4.68%	4.65%
Fees and other revenue as a % of total revenue	33.97	34.74	33.42			33.41	30.56

N.M. Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the fourth quarter of 2013 increased $799 thousand, or .4 percent, compared with the fourth quarter of 2012. The increase was driven by higher average loan and lease balances in the auto finance and inventory finance businesses as well as decreased rates on various deposit products. This increase was partially offset by downward pressure on yields across the lending businesses in this low interest rate environment as well as lower average balances of consumer real estate and commercial fixed-rate loans due to run-off exceeding originations.

•                 Net interest income for the fourth quarter of 2013 increased $2.2 million, or 1.1 percent, compared with the third quarter of 2013. The increase was attributable to higher average loan and lease balances in the auto finance and inventory finance businesses as well as decreased rates on various deposit products, partially offset by lower average balances of fixed-rate commercial loans primarily resulting from run-off and the impact of a portfolio loan sale.

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•                 Net interest margin in the fourth quarter of 2013 was 4.67 percent, compared with 4.79 percent in the fourth quarter of 2012 and 4.62 percent in the third quarter of 2013. The decrease from the fourth quarter of 2012 was primarily due to downward pressure on origination yields in the lending businesses due to the low interest rate environment as well as a shift in commercial real estate from higher yielding fixed-rate loans to lower yielding variable-rate loans due to marketplace demand. The increase from the third quarter of 2013 was primarily due to cash balances held at the Federal Reserve in the previous quarter being utilized to fund asset growth and a decline in overall funding costs.

Non-interest Income

•                 Fees and service charges in the fourth quarter of 2013 were $43.3 million, down $1 million, or 2.3 percent, from the fourth quarter of 2012. The decrease from the fourth quarter of 2012 was due to lower transaction activity and higher average checking account balances per customer, partially offset by a larger account base.

•                 Leasing and equipment finance revenue was $23.6 million during the fourth quarter of 2013, down $2.5 million, or 9.7 percent, from the fourth quarter of 2012 and down $5.5 million, or 18.8 percent, from the third quarter of 2013. These decreases were primarily due to lower sales-type lease revenue in the leasing and equipment finance portfolio as a result of customer-driven events.

•                 TCF sold $236 million, $159.6 million and $182.5 million of auto loans during the fourth quarters of 2013 and 2012, and the third quarter of 2013, respectively, resulting in gains in the same respective periods.

•                 TCF sold $202.3 million, $25.7 million and $142.4 million of consumer real estate loans during the fourth quarters of 2013 and 2012, and the third quarter of 2013, respectively, resulting in gains in the same respective periods.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	4Q 2013	3Q 2013	4Q 2012	4Q13 vs 3Q13	4Q13 vs 4Q12	YTD 2013	YTD 2012	Percent Change
Period-End:
Consumer real estate	$6,339,326	$6,415,632	$6,674,501	(1.2)%	(5.0)%
Commercial	3,148,352	3,137,088	3,405,235.4		(7.5)
Leasing and equipment finance	3,428,755	3,286,506	3,198,017	4.3	7.2
Inventory finance	1,664,377	1,716,542	1,567,214	(3.0)	6.2
Auto finance	1,239,386	1,069,053	552,833	15.9	124.2
Other	26,743	26,827	27,924	(.3)	(4.2)
Total	$15,846,939	$15,651,648	$15,425,724	1.2	2.7

Average:
Consumer real estate	$6,412,182	$6,402,612	$6,663,660.1%		(3.8)%	$6,449,950	$6,757,512	(4.6)%
Commercial	3,088,524	3,282,880	3,452,768	(5.9)	(10.5)	3,262,746	3,485,218	(6.4)
Leasing and equipment finance	3,342,182	3,261,638	3,184,540	2.5	5.0	3,260,425	3,155,946	3.3
Inventory finance	1,734,286	1,637,538	1,570,829	5.9	10.4	1,723,253	1,434,643	20.1
Auto finance	1,157,586	973,418	504,565	18.9	129.4	907,571	296,083	N.M .
Other	13,369	12,299	14,704	8.7	(9.1)	13,088	16,549	(20.9)
Total	$15,748,129	$15,570,385	$15,391,066	1.1	2.3	$15,617,033	$15,145,951	3.1
N.M. Not meaningful.

•                 Loans and leases were $15.8 billion at December 31, 2013, an increase of $421.2 million, or 2.7 percent, compared with December 31, 2012. Average loans and leases were $15.7 billion for the fourth quarter of 2013, an increase of $357.1 million, or 2.3 percent, compared with the fourth quarter of 2012. The increases in period-end and average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers and sales force in its network and further penetrates existing territories, as well as an increase in both the leasing and equipment finance and inventory finance portfolios. These increases were partially offset by decreases in commercial loans, primarily due to run-off exceeding new originations, as well as decreases in consumer real estate loans driven by run-off in the first mortgage real estate business and ongoing loan sales.

•                 Loan and lease originations were $3.1 billion for the fourth quarter of 2013, an increase of $213.4 million, or 7.4 percent, compared with the fourth quarter of 2012. This increase was due to the continued growth within auto finance, as well as an increase in leasing and equipment finance originations as a result of an improving economic environment and customer-driven events.

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Credit Quality

Credit Trends	Table 4
(Dollars in millions)

(At the Quarter Ended)	(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

•                 Non-accrual loans and leases were $277 million at December 31, 2013, a decrease of $102.4 million, or 27 percent, from December 31, 2012. The decrease from December 31, 2012 was primarily due to continued efforts to actively work out problem loans in the commercial portfolio. The decrease was further driven by fewer non-accrual consumer real estate loans as a result of improved credit quality, and the sale of $40.5 million of non-accrual loans during the second quarter of 2013. The reduction was partially offset by $48.6 million of delinquent loans entering non-accrual status due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013.

•                 Other real estate owned was $68.9 million at December 31, 2013, a decrease of $28.1 million from December 31, 2012. The decrease was primarily due to a portfolio sale of 184 consumer properties during the first quarter of 2013 and continued efforts to actively work out problem assets.

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•                 The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, at December 31, 2013 was .19 percent, down from .25 percent at September 30, 2013 and .64 percent at December 31, 2012. The decrease from September 30, 2013 was primarily driven by loans in the commercial portfolio which were previously delinquent becoming current during the quarter. The decrease from December 31, 2012 was primarily a result of reduced over 60-day delinquencies in the consumer real estate portfolio due to a change in the non-accrual policy for consumer real estate loans during the third quarter of 2013.

•                 Net charge-offs were $30.1 million for the fourth quarter of 2013, an increase of $2.5 million from the third quarter of 2013 and a decrease of $15.4 million from the fourth quarter of 2012. The increase from September 30, 2013 was primarily driven by a charge-off on one large commercial loan reserved for in a previous quarter. The decrease from December 31, 2012 was primarily due to improved credit quality in the consumer real estate portfolio as home values improve and incident rates of default decline. Consumer real estate net charge-offs were down for the fifth consecutive quarter.

•                 Provision for credit losses was $22.8 million for the fourth quarter of 2013, a decrease of $1.8 million from the third quarter of 2013 and a decrease of $25.7 million from the fourth quarter of 2012. The decrease from the third quarter of 2013 was due to reduced reserve requirements in the commercial and consumer real estate portfolios as credit quality in those portfolios improved. The decrease from the fourth quarter of 2012 was primarily due to decreased net charge-offs in the consumer real estate portfolio resulting from improved home values and a reduction in incidents of default.

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Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q13 vs	4Q13 vs	YTD	YTD	Percent
	2013	2013	2012	3Q13	4Q12	2013	2012	Change

Checking	$4,904,125	$4,833,196	$4,627,627	1.5%	6.0%	$4,851,952	$4,602,881	5.4%
Savings	6,217,662	6,258,866	6,103,302	(.7)	1.9	6,168,768	6,059,237	1.8
Money market	845,562	822,094	819,596	2.9	3.2	818,814	770,104	6.3
Subtotal	11,967,349	11,914,156	11,550,525.4		3.6	11,839,534	11,432,222	3.6
Certificates of deposit	2,392,896	2,401,811	2,206,173	(.4)	8.5	2,369,992	1,727,859	37.2
Total average deposits	$14,360,245	$14,315,967	$13,756,698.3		4.4	$14,209,526	$13,160,081	8.0

Average interest rate on deposits (1)	.23%	.27%	.32%			.26%	.31%

(1) Annualized.

•    Total average deposits for the fourth quarter of 2013 increased $603.5 million, or 4.4 percent, from the fourth quarter of 2012 and increased $44.3 million, or .3 percent, from the third quarter of 2013. The increase from the fourth quarter of 2012 was primarily due to checking account growth, as well as special campaigns for certificates of deposit. The increase from the third quarter of 2013 was primarily due to higher average checking account balances per customer as well as higher average money market balances, partially offset by lower average savings balances.

•    The average interest rate on deposits in the fourth quarter of 2013 was .23 percent, down nine basis points from the fourth quarter of 2012 and down four basis points from the third quarter of 2013. The decreases from both periods were primarily due to reduced average interest rates on various savings accounts and certificates of deposit.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q13 vs	4Q13 vs	YTD	YTD	Percent
	2013	2013	2012	3Q13	4Q12	2013	2012	Change
Compensation and employee benefits	$108,589	$110,833	$101,678	(2.0)%	6.8%	$429,188	$393,841	9.0%
Occupancy and equipment	35,504	33,253	32,809	6.8	8.2	134,694	130,792	3.0
FDIC insurance	7,892	8,102	8,671	(2.6)	(9.0)	32,066	30,425	5.4
Operating lease depreciation	6,009	6,706	5,905	(10.4)	1.8	24,500	25,378	(3.5)
Advertising and marketing	3,275	4,593	4,303	(28.7)	(23.9)	19,132	16,572	15.4
Deposit account premiums	479	664	523	(27.9)	(8.4)	2,345	8,669	(72.9)
Other	44,162	43,730	53,472	1.0	(17.4)	167,777	163,897	2.4
Core operating expenses	205,910	207,881	207,361	(.9)	(.7)	809,702	769,574	5.2
Loss on termination of debt	-	-	-	-	-	-	550,735	(100.0)
Branch realignment	8,869	-	-	N.M .	N.M .	8,869	-	N.M .
Foreclosed real estate and repossessed assets, net	6,066	4,162	7,582	45.7	(20.0)	27,950	41,358	(32.4)
Other credit costs, net	(376)	189	(894)	N.M.	57.9	(1,252)	887	N.M .

Total non-interest expense	$220,469	$212,232	$214,049	3.9	3.0	$845,269	$1,362,554	(38.0)
N.M. Not meaningful.

•    Compensation and employee benefits expense for the fourth quarter of 2013 increased $6.9 million, or 6.8 percent, from the fourth quarter of 2012. The increase from the fourth quarter of 2012 was primarily due to increased staff levels to support the growth of auto finance and expenses related to higher commissions based on production results and performance incentives.

•    Foreclosed real estate and repossessed assets expense decreased $1.5 million, or 20 percent, from the fourth quarter of 2012 and increased $1.9 million, or 45.7 percent, from the third quarter of 2013. The decrease from the fourth quarter of 2012 was driven by reduced expenses related to fewer foreclosed consumer properties and a reduction in write-downs in balances of existing foreclosed real estate properties as a result of improved real estate property values. The increase from the third quarter of 2013 was primarily due to continued efforts to actively work out problem commercial loans.

•    TCF executed a realignment of its retail banking system to support its strategic initiatives, which resulted in a pre-tax charge of $8.9 million in the fourth quarter of 2013. The consolidation of 46 branches in Illinois and Minnesota (45 in-store branches and 1 traditional branch) will occur near the end of the first quarter of 2014. The ongoing benefit of this branch realignment is expected to exceed the pre-tax charges, together with the estimated financial impact of related ongoing account attrition, over a period of approximately one year.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	4Q		4Q
	2013		2012
Total equity	$1,964,759		$1,876,643
Book value per common share	$10.23		$9.79
Tangible realized common equity to tangible assets (1)	8.18%		7.52%

Risk-based capital (2)
Tier 1	$1,763,682	11.41%	$1,633,336	11.09%
Total	2,107,981	13.64	2,007,835	13.63

Tier 1 leverage capital	$1,763,682	9.71%	$1,633,336	9.21%

Tier 1 common capital (3)	$1,488,651	9.63%	$1,356,826	9.21%

(1) Excludes the impact of preferred shares, goodwill, other intangibles and accumulated other comprehensive (loss) income (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(3) Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•    On January 25, 2014, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share, payable on March 3, 2014, to stockholders of record at the close of business on February 14, 2014. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on March 3, 2014, to stockholders of record at the close of business on February 14, 2014.

•    All capital ratios improved during the period, with retained earnings less dividends supporting the asset growth of the organization.

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Webcast Information

A live webcast of TCF’s conference call to discuss the 2013 year-end and fourth quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on January 29, 2014 at 8:00 a.m. CT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2013, TCF had $18.4 billion in total assets and nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in 45 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this earnings release. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws, use by municipalities of eminent domain on underwater mortgages, or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; application of bankruptcy laws which result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s regulatory compliance programs, which may result in regulatory enforcement actions, including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to regulatory requirements or customer opt-in preferences with respect to overdraft, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks. Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information (including the loss of account information by, or theft from, third parties such as merchants), cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks. Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, the effect of interchange rate litigation against the Federal Reserve on debit card interchange fees and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$204,042	$210,490	$(6,448)	(3.1)%
Securities available for sale	4,194	4,615	(421)	(9.1)
Investments and other	7,693	3,922	3,771	96.1
Total interest income	215,929	219,027	(3,098)	(1.4)
Interest expense:
Deposits	8,428	10,972	(2,544)	(23.2)
Borrowings	5,639	6,992	(1,353)	(19.4)
Total interest expense	14,067	17,964	(3,897)	(21.7)
Net interest income	201,862	201,063	799.4
Provision for credit losses	22,792	48,520	(25,728)	(53.0)
Net interest income after provision for credit losses	179,070	152,543	26,527	17.4
Non-interest income:
Fees and service charges	43,254	44,262	(1,008)	(2.3)
Card revenue	13,066	12,974	92.7
ATM revenue	5,382	5,584	(202)	(3.6)
Subtotal	61,702	62,820	(1,118)	(1.8)
Leasing and equipment finance	23,624	26,149	(2,525)	(9.7)
Gains on sales of auto loans	7,278	6,869	409	6.0
Gains on sales of consumer real estate loans	5,345	854	4,491	N.M.
Other	6,419	3,973	2,446	61.6
Fees and other revenue	104,368	100,665	3,703	3.7
Gains (losses) on securities, net	1,044	(528)	1,572	N.M.
Total non-interest income	105,412	100,137	5,275	5.3
Non-interest expense:
Compensation and employee benefits	108,589	101,678	6,911	6.8
Occupancy and equipment	35,504	32,809	2,695	8.2
FDIC insurance	7,892	8,671	(779)	(9.0)
Operating lease depreciation	6,009	5,905	104	1.8
Advertising and marketing	3,275	4,303	(1,028)	(23.9)
Deposit account premiums	479	523	(44)	(8.4)
Other	44,162	53,472	(9,310)	(17.4)
Subtotal	205,910	207,361	(1,451)	(.7)
Branch realignment	8,869	-	8,869	N.M.
Foreclosed real estate and repossessed assets, net	6,066	7,582	(1,516)	(20.0)
Other credit costs, net	(376)	(894)	518	57.9
Total non-interest expense	220,469	214,049	6,420	3.0
Income before income tax expense	64,013	38,631	25,382	65.7
Income tax expense	22,791	10,540	12,251	116.2
Income after income tax expense	41,222	28,091	13,131	46.7
Income attributable to non-controlling interest	1,227	1,306	(79)	(6.0)
Net income attributable to TCF Financial Corporation	39,995	26,785	13,210	49.3
Preferred stock dividends	4,847	3,234	1,613	49.9
Net income available to common stockholders	$35,148	$23,551	$11,597	49.2

Net income per common share:
Basic	$.22	$.15	$.07	46.7%
Diluted	.22	.15	.07	46.7

Dividends declared per common share	$.05	$.05	$-	-%

Average common and common equivalent shares outstanding (in thousands):
Basic	161,544	159,914	1,630	1.0%
Diluted	162,625	160,500	2,125	1.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$819,501	$835,380	$(15,879)	(1.9)%
Securities available for sale	18,074	35,150	(17,076)	(48.6)
Investments and other	26,965	14,093	12,872	91.3
Total interest income	864,540	884,623	(20,083)	(2.3)
Interest expense:
Deposits	36,604	40,987	(4,383)	(10.7)
Borrowings	25,312	63,617	(38,305)	(60.2)
Total interest expense	61,916	104,604	(42,688)	(40.8)
Net interest income	802,624	780,019	22,605	2.9
Provision for credit losses	118,368	247,443	(129,075)	(52.2)
Net interest income after provision for credit losses	684,256	532,576	151,680	28.5
Non-interest income:
Fees and service charges	166,606	177,953	(11,347)	(6.4)
Card revenue	51,920	52,638	(718)	(1.4)
ATM revenue	22,656	24,181	(1,525)	(6.3)
Subtotal	241,182	254,772	(13,590)	(5.3)
Leasing and equipment finance	92,037	92,721	(684)	(.7)
Gains on sales of auto loans	29,699	22,101	7,598	34.4
Gains on sales of consumer real estate loans	21,692	5,413	16,279	N.M.
Other	18,484	13,184	5,300	40.2
Fees and other revenue	403,094	388,191	14,903	3.8
Gains on securities, net	964	102,232	(101,268)	(99.1)
Total non-interest income	404,058	490,423	(86,365)	(17.6)
Non-interest expense:
Compensation and employee benefits	429,188	393,841	35,347	9.0
Occupancy and equipment	134,694	130,792	3,902	3.0
FDIC insurance	32,066	30,425	1,641	5.4
Operating lease depreciation	24,500	25,378	(878)	(3.5)
Advertising and marketing	19,132	16,572	2,560	15.4
Deposit account premiums	2,345	8,669	(6,324)	(72.9)
Other	167,777	163,897	3,880	2.4
Subtotal	809,702	769,574	40,128	5.2
Loss on termination of debt	-	550,735	(550,735)	(100.0)
Branch realignment	8,869	-	8,869	N.M.
Foreclosed real estate and repossessed assets, net	27,950	41,358	(13,408)	(32.4)
Other credit costs, net	(1,252)	887	(2,139)	N.M.
Total non-interest expense	845,269	1,362,554	(517,285)	(38.0)
Income (loss) before income tax expense (benefit)	243,045	(339,555)	582,600	N.M.
Income tax expense (benefit)	84,345	(132,858)	217,203	N.M.
Income (loss) after income tax expense (benefit)	158,700	(206,697)	365,397	N.M.
Income attributable to non-controlling interest	7,032	6,187	845	13.7
Net income (loss) attributable to TCF Financial Corporation	151,668	(212,884)	364,552	N.M.
Preferred stock dividends	19,065	5,606	13,459	N.M.
Net income (loss) available to common stockholders	$132,603	$(218,490)	$351,093	N.M.

Net income (loss) per common share:
Basic	$.82	$(1.37)	$2.19	N.M.
Diluted	.82	(1.37)	2.19	N.M.

Dividends declared per common share	$.20	$.20	$-	-%

Average common and common equivalent shares outstanding (in thousands):
Basic	161,016	159,269	1,747	1.1%
Diluted	161,927	159,269	2,658	1.7

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Change
	2013	2012	$	%
Net income attributable to TCF Financial Corporation	$39,995	$26,785	$13,210	49.3%
Other comprehensive loss:
Reclassification adjustment for securities gains included in net income	(860)	-	(860)	N.M	.
Unrealized holding losses arising during the period on securities available for sale	(13,778)	(8,589)	(5,189)	(60.4)
Foreign currency hedge	861	136	725	N.M	.
Foreign currency translation adjustment	(999)	(170)	(829)	N.M	.
Recognized postretirement prior service cost and transition obligation	(11)	144	(155)	N.M	.
Income tax benefit	5,172	2,855	2,317	81.2
Total other comprehensive loss	(9,615)	(5,624)	(3,991)	(71.0)
Comprehensive income	$30,380	$21,161	$9,219	43.6

	Year Ended December 31,		Change
	2013	2012	$	%
Net income (loss) attributable to TCF Financial Corporation	$151,668	$(212,884)	$364,552	N.M	.%
Other comprehensive loss:
Reclassification adjustment for securities gains included in net income	(860)	(89,879)	89,019	99.0
Unrealized holding (losses) gains arising during the period on securities available for sale	(61,177)	19,794	(80,971)	N.M	.
Foreign currency hedge	1,625	(630)	2,255	N.M	.
Foreign currency translation adjustment	(1,979)	531	(2,510)	N.M	.
Recognized postretirement prior service cost and transition obligation	(46)	123	(169)	N.M	.
Income tax benefit	22,781	25,678	(2,897)	(11.3)
Total other comprehensive loss	(39,656)	(44,383)	4,727	10.7
Comprehensive income (loss)	$112,012	$(257,267)	$369,279	N.M

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Dec. 31,		Change
	2013	2012	$	%
ASSETS

Cash and due from banks	$915,076	$1,100,347	$(185,271)	(16.8) %
Investments	114,238	120,867	(6,629)	(5.5)
Securities available for sale	551,064	712,091	(161,027)	(22.6)
Loans and leases held for sale	79,768	10,289	69,479	N.M.
Loans and leases:
Consumer real estate	6,339,326	6,674,501	(335,175)	(5.0)
Commercial	3,148,352	3,405,235	(256,883)	(7.5)
Leasing and equipment finance	3,428,755	3,198,017	230,738	7.2
Inventory finance	1,664,377	1,567,214	97,163	6.2
Auto finance	1,239,386	552,833	686,553	124.2
Other loans and leases	26,743	27,924	(1,181)	(4.2)
Total loans and leases	15,846,939	15,425,724	421,215	2.7
Allowance for loan and lease losses	(252,230)	(267,128)	14,898	5.6
Net loans and leases	15,594,709	15,158,596	436,113	2.9
Premises and equipment, net	437,602	440,466	(2,864)	(.7)
Goodwill	225,640	225,640	-	-
Other assets	461,743	457,621	4,122.9
Total assets	$18,379,840	$18,225,917	$153,923.8

LIABILITIES AND EQUITY

Deposits:
Checking	$4,980,451	$4,834,632	$145,819	3.0
Savings	6,194,003	6,104,104	89,899	1.5
Money market	831,910	820,553	11,357	1.4
Subtotal	12,006,364	11,759,289	247,075	2.1
Certificates of deposit	2,426,412	2,291,497	134,915	5.9
Total deposits	14,432,776	14,050,786	381,990	2.7
Short-term borrowings	4,918	2,619	2,299	87.8
Long-term borrowings	1,483,325	1,931,196	(447,871)	(23.2)
Total borrowings	1,488,243	1,933,815	(445,572)	(23.0)
Accrued expenses and other liabilities	494,062	364,673	129,389	35.5
Total liabilities	16,415,081	16,349,274	65,807.4
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 165,164,861 and 163,428,763 shares issued, respectively	1,652	1,634	18	1.1
Additional paid-in capital	779,641	750,040	29,601	3.9
Retained earnings, subject to certain restrictions	977,846	877,445	100,401	11.4
Accumulated other comprehensive (loss) income	(27,213)	12,443	(39,656)	N.M.
Treasury stock at cost, 42,566 shares, and other	(42,198)	(41,429)	(769)	(1.9)
Total TCF Financial Corporation stockholders’ equity	1,952,968	1,863,373	89,595	4.8
Non-controlling interest in subsidiaries	11,791	13,270	(1,479)	(11.1)
Total equity	1,964,759	1,876,643	88,116	4.7
Total liabilities and equity	$18,379,840	$18,225,917	$153,923.8

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2013	2013	2013	2013	2012	2013		2012
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$20,894	$23,576	$66,876	$66,164	$76,020	$(2,682)		$(55,126)
Junior lien	3,532	3,822	8,022	9,674	13,141	(290)		(9,609)
Total consumer real estate	24,426	27,398	74,898	75,838	89,161	(2,972)		(64,735)
Commercial	1,430	7,201	1,679	906	2,630	(5,771)		(1,200)
Leasing and equipment finance	2,401	2,539	1,840	2,067	2,568	(138)		(167)
Inventory finance	50	71	33	156	119	(21)		(69)
Auto finance	1,877	1,429	868	563	532	448		1,345
Other	10	-	26	-	31	10		(21)
Subtotal	30,194	38,638	79,344	79,530	95,041	(8,444)		(64,847)
Acquired portfolios	458	334	627	578	982	124		(524)
Total delinquencies	$30,652	$38,972	$79,971	$80,108	$96,023	$(8,320)		$(65,371)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	.58%	.64%	1.74%	1.67%	1.88%	(6)	bps	(130)	bps
Junior lien	.14	.15	.34	.43	.55	(1)		(41)
Total consumer real estate	.40	.44	1.21	1.22	1.38	(4)		(98)
Commercial	.05	.23	.05	.03	.08	(18)		(3)
Leasing and equipment finance	.07	.08	.06	.07	.08	(1)		(1)
Inventory finance	-	-	-	.01	.01	-		(1)
Auto finance	.15	.13	.10	.08	.10	2		5
Other	.04	-	.11	-	.12	4		(8)
Subtotal	.19	.25	.52	.53	.64	(6)		(45)
Acquired portfolios	1.64	.80	.99	.65	.89	84		75
Total delinquencies	.20	.25	.52	.52	.64	(5)		(44)

(1) Excludes non-accrual loans and leases.
	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2013	2013	2013	2013	2012	2013		2012
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$180,811	$170,306	$132,586	$186,218	$199,631	$10,505		$(18,820)
Junior lien	38,222	35,732	30,744	33,907	35,269	2,490		2,953
Total consumer real estate	219,033	206,038	163,330	220,125	234,900	12,995		(15,867)
Commercial	40,539	62,273	102,103	108,505	127,746	(21,734)		(87,207)
Leasing and equipment finance	14,041	11,820	11,103	11,695	13,652	2,221		389
Inventory finance	2,529	1,802	1,008	1,480	1,487	727		1,042
Auto finance	470	212	118	106	101	258		369
Other	410	728	809	1,477	1,571	(318)		(1,161)
Total non-accrual loans and leases	$277,022	$282,873	$278,471	$343,388	$379,457	$(5,851)		$(102,435)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$282,873	$278,471	$343,388	$379,457	$421,813	$4,402		$(138,940)
Additions	71,513	93,337	41,549	56,712	88,235	(21,824)		(16,722)
Charge-offs	(25,195)	(10,225)	(12,780)	(23,773)	(27,657)	(14,970)		2,462
Transfers to other assets	(23,085)	(23,810)	(16,014)	(20,087)	(17,305)	725		(5,780)
Return to accrual status	(13,085)	(16,218)	(21,360)	(34,692)	(55,261)	3,133		42,176
Payments received	(13,331)	(40,319)	(16,977)	(15,399)	(30,832)	26,988		17,501
Sales	(3,602)	-	(40,461)	(133)	-	(3,602)		(3,602)
Other, net	934	1,637	1,126	1,303	464	(703)		470
Balance, end of period	$277,022	$282,873	$278,471	$343,388	$379,457	$(5,851)		$(102,435)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2013	2013	2012	2013	2012
Other Real Estate Owned
Other real estate owned (1)
Consumer real estate	$47,637	$48,910	$44,759	$46,404	$69,599	$(1,273)	$(21,962)
Commercial real estate	21,237	16,669	21,473	25,359	27,379	4,568	(6,142)
Total other real estate owned	$68,874	$65,579	$66,232	$71,763	$96,978	$3,295	$(28,104)

Other real estate owned - rollforward
Balance, beginning of period	$65,579	$66,232	$71,763	$96,978	$120,426	$(653)	$(54,847)
Transferred in	21,045	23,339	16,503	20,855	18,444	(2,294)	2,601
Sales	(15,939)	(22,683)	(17,895)	(40,456)	(39,528)	6,744	23,589
Writedowns	(3,496)	(2,197)	(4,270)	(5,294)	(4,614)	(1,299)	1,118
Other, net	1,685	888	131	(320)	2,250	797	(565)
Balance, end of period	$68,874	$65,579	$66,232	$71,763	$96,978	$3,295	$(28,104)

Ending number of properties owned
Consumer real estate	336	327	246	224	418	9	(82)
Commercial real estate	18	18	20	18	18	-	-
Total	354	345	266	242	436	9	(82)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses
	At December 31, 2013		At September 30, 2013		At December 31, 2012		Change from
		% of		% of		% of	Sep. 30,		Dec. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2013		2012
Consumer real estate	$176,030	2.78%	$177,970	2.77%	$182,013	2.73%	1	bps	5	bps
Commercial	37,467	1.19	46,638	1.49	51,575	1.51	(30)		(32)
Leasing and equipment finance	18,733.55		18,216.55		21,037.66		-		(11)
Inventory finance	8,592.52		8,547.50		7,569.48		2		4
Auto finance	10,623.86		9,112.85		4,136.75		1		11
Other	785	2.94	802	2.99	798	2.86	(5)		8
Total	$252,230	1.59	$261,285	1.67	$267,128	1.73	(8)		(14)

Net Charge-Offs
							Change from
		Quarter Ended					Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
		2013	2013	2013	2013	2012	2013		2012
Consumer real estate
First mortgage lien		$10,545	$12,770	$15,084	$19,907	$22,163	$(2,225)		$(11,618)
Junior lien		5,901	5,474	8,642	10,540	11,757	427		(5,856)
Total consumer real estate		16,446	18,244	23,726	30,447	33,920	(1,798)		(17,474)
Commercial		9,363	6,513	2,449	7,849	8,351	2,850		1,012
Leasing and equipment finance		1,197	658	244	1,210	1,345	539		(148)
Inventory finance		341	86	(14)	355	193	255		148
Auto finance		1,976	1,122	765	836	771	854		1,205
Other		774	993	524	307	940	(219)		(166)
Total		$30,097	$27,616	$27,694	$41,004	$45,520	$2,481		$(15,423)

Net Charge-Offs as a Percentage of Average Loans and Leases

		Quarter Ended (1)					Change from Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
		2013	2013	2013	2013	2012	2013		2012
Consumer real estate
First mortgage lien		1.11%	1.30%	1.48%	1.90%	2.06%	(19)	bps	(95)	bps
Junior lien		.91	.88	1.46	1.78	1.99	3		(108)
Total consumer real estate		1.03	1.14	1.48	1.86	2.04	(11)		(101)
Commercial		1.21	.79	.29	.94	.97	42		24
Leasing and equipment finance		.14	.08	.03	.15	.17	6		(3)
Inventory finance		.08	.02	-	.08	.05	6		3
Auto finance		.68	.46	.37	.50	.61	22		7
Other		N.M.	N.M.	16.05	9.01	N.M.	N.M.		N.M.
Total		.76	.71	.70	1.06	1.18	5		(42)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$673,750	$4,150	2.45%	$642,580	$2,854	1.77%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	625,156	4,194	2.68	699,528	4,614	2.64
Other securities	84	-	2.50	115	1	2.52
Total securities available for sale (3)	625,240	4,194	2.68	699,643	4,615	2.64
Loans and leases held for sale	193,164	3,543	7.28	53,140	1,068	8.00
Loans and leases:
Consumer real estate:
Fixed-rate	3,584,072	51,736	5.73	4,012,702	59,968	5.95
Variable-rate	2,828,110	36,578	5.13	2,650,958	33,817	5.07
Total consumer real estate	6,412,182	88,314	5.46	6,663,660	93,785	5.60
Commercial:
Fixed- and adjustable-rate	2,060,455	26,661	5.13	2,614,824	36,776	5.60
Variable-rate	1,028,069	9,572	3.69	837,944	7,475	3.55
Total commercial	3,088,524	36,233	4.65	3,452,768	44,251	5.10
Leasing and equipment finance	3,342,182	40,851	4.89	3,184,540	41,729	5.24
Inventory finance	1,734,286	25,559	5.85	1,570,829	24,124	6.11
Auto finance	1,157,586	13,542	4.64	504,565	7,016	5.53
Other	13,369	263	7.78	14,704	307	8.31
Total loans and leases (4)	15,748,129	204,762	5.17	15,391,066	211,212	5.47
Total interest-earning assets	17,240,283	216,649	4.99	16,786,429	219,749	5.21
Other assets (5)	1,074,655			1,161,959
Total assets	$18,314,938			$17,948,388
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,430,998			$1,294,027
Small business	812,394			775,334
Commercial and custodial	377,568			329,919
Total non-interest bearing deposits	2,620,960			2,399,280
Interest-bearing deposits:
Checking	2,303,416	261.05		2,248,481	625.11
Savings	6,197,411	2,704.17		6,083,168	4,511.29
Money market	845,562	626.29		819,596	716.35
Subtotal	9,346,389	3,591.15		9,151,245	5,852.25
Certificates of deposit	2,392,896	4,837.80		2,206,173	5,120.92
Total interest-bearing deposits	11,739,285	8,428.28		11,357,418	10,972.38
Total deposits	14,360,245	8,428.23		13,756,698	10,972.32
Borrowings:
Short-term borrowings	8,333	19.96		47,715	49.41
Long-term borrowings	1,486,189	5,620	1.51	1,928,507	6,943	1.44
Total borrowings	1,494,522	5,639	1.50	1,976,222	6,992	1.41
Total interest-bearing liabilities	13,233,807	14,067.42		13,333,640	17,964.54
Total deposits and borrowings	15,854,767	14,067.35		15,732,920	17,964.45
Other liabilities	508,253			434,471
Total liabilities	16,363,020			16,167,391
Total TCF Financial Corp. stockholders’ equity	1,938,646			1,768,002
Non-controlling interest in subsidiaries	13,272			12,995
Total equity	1,951,918			1,780,997
Total liabilities and equity	$18,314,938			$17,948,388
Net interest income and margin		$202,582	4.67		$201,785	4.79

(1) Annualized.

(2) Interest and yields are presented on a fully tax-equivalent basis.

(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4) Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5) Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$774,917	$15,318	1.98%	$574,422	$10,404	1.81%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	648,187	18,072	2.79	1,055,868	35,143	3.33
U.S. Treasury securities	345	-	.07	-	-	-
Other securities	98	2	2.38	180	7	3.70
Total securities available for sale (3)	648,630	18,074	2.79	1,056,048	35,150	3.33
Loans and leases held for sale	155,337	11,647	7.50	46,201	3,689	7.98
Loans and leases:
Consumer real estate:
Fixed-rate	3,746,029	217,891	5.82	4,254,039	252,233	5.93
Variable-rate	2,703,921	138,192	5.11	2,503,473	126,158	5.04
Total consumer real estate	6,449,950	356,083	5.52	6,757,512	378,391	5.60
Commercial:
Fixed- and adjustable-rate	2,302,594	120,948	5.25	2,691,004	149,793	5.57
Variable-rate	960,152	34,564	3.60	794,214	30,653	3.86
Total commercial	3,262,746	155,512	4.77	3,485,218	180,446	5.18
Leasing and equipment finance	3,260,425	162,035	4.97	3,155,946	170,991	5.42
Inventory finance	1,723,253	103,844	6.03	1,434,643	88,934	6.20
Auto finance	907,571	43,921	4.84	296,083	17,949	6.06
Other	13,088	1,060	8.10	16,549	1,332	8.05
Total loans and leases (4)	15,617,033	822,455	5.27	15,145,951	838,043	5.53
Total interest-earning assets	17,195,917	867,494	5.04	16,822,622	887,286	5.27
Other assets (5)	1,092,681			1,233,042
Total assets	$18,288,598			$18,055,664
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,442,356			$1,311,561
Small business	771,827			738,949
Commercial and custodial	345,713			317,432
Total non-interest bearing deposits	2,559,896			2,367,942
Interest-bearing deposits:
Checking	2,313,794	1,485.06		2,256,237	3,105.14
Savings	6,147,030	12,437.20		6,037,939	19,834.33
Money market	818,814	2,391.29		770,104	2,859.37
Subtotal	9,279,638	16,313.18		9,064,280	25,798.28
Certificates of deposit	2,369,992	20,291.86		1,727,859	15,189.88
Total interest-bearing deposits	11,649,630	36,604.31		10,792,139	40,987.38
Total deposits	14,209,526	36,604.26		13,160,081	40,987.31
Borrowings:
Short-term borrowings	7,685	46.60		312,417	937.30
Long-term borrowings	1,724,002	25,266	1.46	2,426,655	62,680	2.58
Total borrowings	1,731,687	25,312	1.46	2,739,072	63,617	2.32
Total interest-bearing liabilities	13,381,317	61,916.46		13,531,211	104,604.77
Total deposits and borrowings	15,941,213	61,916.39		15,899,153	104,604.66
Other liabilities	434,763			412,170
Total liabilities	16,375,976			16,311,323
Total TCF Financial Corp. stockholders’ equity	1,896,131			1,729,537
Non-controlling interest in subsidiaries	16,491			14,804
Total equity	1,912,622			1,744,341
Total liabilities and equity	$18,288,598			$18,055,664
Net interest income and margin		$805,578	4.68		$782,682	4.65

(1) Annualized.

(2) Interest and yields are presented on a fully tax-equivalent basis.

(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4) Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5) Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012
Interest income:
Loans and leases	$204,042	$203,879	$206,675	$204,905	$210,490
Securities available for sale	4,194	4,448	4,637	4,795	4,615
Investments and other	7,693	7,126	6,296	5,850	3,922
Total interest income	215,929	215,453	217,608	215,550	219,027
Interest expense:
Deposits	8,428	9,644	8,851	9,681	10,972
Borrowings	5,639	6,182	6,713	6,778	6,992
Total interest expense	14,067	15,826	15,564	16,459	17,964
Net interest income	201,862	199,627	202,044	199,091	201,063
Provision for credit losses	22,792	24,602	32,591	38,383	48,520
Net interest income after provision for
credit losses	179,070	175,025	169,453	160,708	152,543
Non-interest income:
Fees and service charges	43,254	42,457	41,572	39,323	44,262
Card revenue	13,066	13,167	13,270	12,417	12,974
ATM revenue	5,382	5,941	5,828	5,505	5,584
Subtotal	61,702	61,565	60,670	57,245	62,820
Leasing and equipment finance	23,624	29,079	22,874	16,460	26,149
Gains on sales of auto loans	7,278	7,140	8,135	7,146	6,869
Gains on sales of consumer real estate loans	5,345	4,152	4,069	8,126	854
Other	6,419	4,304	4,035	3,726	3,973
Fees and other revenue	104,368	106,240	99,783	92,703	100,665
Gains (losses) on securities, net	1,044	(80)	-	-	(528)
Total non-interest income	105,412	106,160	99,783	92,703	100,137
Non-interest expense:
Compensation and employee benefits	108,589	110,833	105,537	104,229	101,678
Occupancy and equipment	35,504	33,253	33,062	32,875	32,809
FDIC insurance	7,892	8,102	8,362	7,710	8,671
Operating lease depreciation	6,009	6,706	6,150	5,635	5,905
Advertising and marketing	3,275	4,593	5,532	5,732	4,303
Deposit account premiums	479	664	600	602	523
Other	44,162	43,730	41,946	37,939	53,472
Subtotal	205,910	207,881	201,189	194,722	207,361
Branch realignment	8,869	-	-	-	-
Foreclosed real estate and repossessed assets, net	6,066	4,162	7,555	10,167	7,582
Other credit costs, net	(376)	189	(228)	(837)	(894)
Total non-interest expense	220,469	212,232	208,516	204,052	214,049
Income before income tax expense	64,013	68,953	60,720	49,359	38,631
Income tax expense	22,791	24,551	19,444	17,559	10,540
Income after income tax expense	41,222	44,402	41,276	31,800	28,091
Income attributable to non-controlling interest	1,227	1,607	2,372	1,826	1,306
Net income attributable to TCF Financial Corporation	39,995	42,795	38,904	29,974	26,785
Preferred stock dividends	4,847	4,847	4,847	4,524	3,234
Net income available to common stockholders	$35,148	$37,948	$34,057	$25,450	$23,551

Net income per common share:
Basic	$.22	$.24	$.21	$.16	$.15
Diluted	.22	.23	.21	.16	.15

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial highlights:
Pre-tax pre-provision profit(1)	$86,805	$93,555	$93,311	$87,742	$87,151
Return on average assets(2)	.90%	.97%	.90%	.70%	.63%
Return on average common equity(2)	8.39	9.28	8.39	6.36	5.93
Net interest margin(2)	4.67	4.62	4.72	4.72	4.79

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012
ASSETS
Cash and due from banks	$832,833	$1,031,785	$871,288	$945,928	$777,995
Investments	105,003	107,393	120,427	122,014	122,970
U.S. Government sponsored entities:
Mortgage-backed securities	622,146	642,322	655,795	676,296	696,506
U.S. Treasury securities	-	-	494	900	-
Other securities	2,812	2,675	2,575	2,400	2,150
Total securities available for sale	624,958	644,997	658,864	679,596	698,656
Loans and leases held for sale	193,164	156,593	116,390	154,766	53,140
Loans and leases:
Consumer real estate:
Fixed-rate	3,584,072	3,678,665	3,809,066	3,916,709	4,012,702
Variable-rate	2,828,110	2,723,947	2,621,619	2,639,717	2,650,958
Total consumer real estate	6,412,182	6,402,612	6,430,685	6,556,426	6,663,660
Commercial:
Fixed- and adjustable-rate	2,060,455	2,284,318	2,392,315	2,478,079	2,614,824
Variable-rate	1,028,069	998,562	944,091	867,701	837,944
Total commercial	3,088,524	3,282,880	3,336,406	3,345,780	3,452,768
Leasing and equipment finance	3,342,182	3,261,638	3,236,799	3,199,499	3,184,540
Inventory finance	1,734,286	1,637,538	1,875,810	1,686,364	1,570,829
Auto finance	1,157,586	973,418	823,102	670,096	504,565
Other	13,369	12,299	13,060	13,641	14,704
Total loans and leases	15,748,129	15,570,385	15,715,862	15,471,806	15,391,066
Allowance for loan and lease losses	(256,953)	(263,228)	(264,403)	(265,392)	(269,578)
Net loans and leases	15,491,176	15,307,157	15,451,459	15,206,414	15,121,488
Premises and equipment, net	438,824	439,307	440,383	440,437	442,287
Goodwill	225,640	225,640	225,640	225,640	225,640
Other assets	403,340	389,728	448,647	469,757	506,212
Total assets	$18,314,938	$18,302,600	$18,333,098	$18,244,552	$17,948,388

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,430,998	$1,435,958	$1,476,173	$1,426,314	$1,294,027
Small business	812,394	777,538	752,395	744,168	775,334
Commercial and custodial	377,568	347,971	326,773	329,992	329,919
Total non-interest bearing deposits	2,620,960	2,561,467	2,555,341	2,500,474	2,399,280
Interest-bearing deposits:
Checking	2,303,416	2,292,133	2,351,652	2,308,263	2,248,481
Savings	6,197,411	6,238,462	6,059,640	6,090,427	6,083,168
Money market	845,562	822,094	791,859	815,374	819,596
Subtotal	9,346,389	9,352,689	9,203,151	9,214,064	9,151,245
Certificates of deposit	2,392,896	2,401,811	2,360,881	2,323,267	2,206,173
Total interest-bearing deposits	11,739,285	11,754,500	11,564,032	11,537,331	11,357,418
Total deposits	14,360,245	14,315,967	14,119,373	14,037,805	13,756,698
Borrowings:
Short-term borrowings	8,333	6,545	7,314	8,631	47,715
Long-term borrowings	1,486,189	1,609,211	1,879,576	1,927,139	1,928,507
Total borrowings	1,494,522	1,615,756	1,886,890	1,935,770	1,976,222
Accrued expenses and other liabilities	508,253	455,911	420,398	390,825	434,471
Total liabilities	16,363,020	16,387,634	16,426,661	16,364,400	16,167,391
Equity:
Preferred stock	263,240	263,240	263,240	263,240	180,359
Common stock	1,650	1,646	1,642	1,637	1,634
Additional paid-in capital	775,432	767,630	760,256	753,583	749,445
Retained earnings, subject to certain restrictions	960,852	931,979	903,300	880,582	866,895
Accumulated other comprehensive (loss) income	(20,717)	(23,757)	(758)	5,624	13,131
Treasury stock at cost and other	(41,811)	(41,456)	(41,542)	(41,273)	(43,462)
Total TCF Financial Corporation stockholders’ equity	1,938,646	1,899,282	1,886,138	1,863,393	1,768,002
Non-controlling interest in subsidiaries	13,272	15,684	20,299	16,759	12,995
Total equity	1,951,918	1,914,966	1,906,437	1,880,152	1,780,997
Total liabilities and equity	$18,314,938	$18,302,600	$18,333,098	$18,244,552	$17,948,388

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2013	2013	2013	2013	2012
ASSETS

Investments and other	2.45%	1.89%	2.05%	1.61%	1.77%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.68	2.79	2.83	2.84	2.64
U.S. Treasury securities	-	-	.07	.07	-
Other securities	2.50	2.04	2.54	2.49	2.52
Total securities available for sale(3)	2.68	2.79	2.83	2.84	2.64
Loans and leases held for sale	7.28	7.51	8.74	6.82	8.00
Loans and leases:
Consumer real estate:
Fixed-rate	5.73	5.73	5.89	5.91	5.95
Variable-rate	5.13	5.10	5.13	5.08	5.07
Total consumer real estate	5.46	5.46	5.58	5.58	5.60
Commercial:
Fixed- and adjustable-rate	5.13	5.29	5.24	5.33	5.60
Variable-rate	3.69	3.62	3.55	3.51	3.55
Total commercial	4.65	4.79	4.76	4.86	5.10
Leasing and equipment finance	4.89	4.94	4.94	5.11	5.24
Inventory finance	5.85	6.01	5.96	6.16	6.11
Auto finance	4.64	4.70	4.97	5.23	5.53
Other	7.78	8.34	8.10	8.19	8.31
Total loans and leases	5.17	5.22	5.29	5.38	5.47

Total interest-earning assets	4.99	4.98	5.08	5.11	5.21

LIABILITIES

Interest-bearing deposits:
Checking	.05	.06	.06	.09	.11
Savings	.17	.23	.18	.22	.29
Money market	.29	.28	.28	.31	.35
Subtotal	.15	.19	.16	.20	.25
Certificates of deposit	.80	.85	.87	.90	.92
Total interest-bearing deposits	.28	.33	.31	.34	.38
Total deposits	.23	.27	.25	.28	.32
Borrowings:
Short-term borrowings	.96	.59	.44	.40	.41
Long-term borrowings	1.51	1.53	1.43	1.41	1.44
Total borrowings	1.50	1.52	1.42	1.41	1.41

Total interest-bearing liabilities	.42	.47	.46	.49	.54

Net interest margin	4.67	4.62	4.72	4.72	4.79

(1) Annualized.

(2) Yields are presented on a fully tax-equivalent basis.

(3) Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,	At Dec. 31,
	2013	2012
Computation of tangible realized common equity to tangible assets:
Total equity	$1,964,759	$1,876,643
Less: Non-controlling interest in subsidiaries	11,791	13,270
Total TCF Financial Corporation stockholders’ equity	1,952,968	1,863,373
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	6,326	8,674
Accumulated other comprehensive (loss) income	(27,213)	12,443
Tangible realized common equity	$1,484,975	$1,353,376

Total assets	$18,379,840	$18,225,917
Less:
Goodwill	225,640	225,640
Other intangibles	6,326	8,674
Tangible assets	$18,147,874	$17,991,603

Tangible realized common equity to tangible assets	8.18%	7.52%

	At Dec. 31,	At Dec. 31,
	2013	2012
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,763,682	$1,633,336
Total risk-weighted assets	15,455,706	14,733,203
Total tier 1 risk-based capital ratio	11.41%	11.09%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,763,682	$1,633,336
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	11,791	13,270
Total tier 1 common capital	$1,488,651	$1,356,826

Total tier 1 common capital ratio	9.63%	9.21%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Realized Common Equity to Tangible Assets and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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